Exhibit 99

News Release

First Regional	1801 Century Park East	Jack A. Sweeney
Bancorp	Century City, California 90067	Board Chairman
	Telephone (310) 552-1776	Chief Executive Officer
Facsimile (310) 552-1772

IMMEDIATE RELEASE

FIRST REGIONAL POSTS RECORD

THIRD-QUARTER AND NINE MONTH RESULTS

Quarterly Highlights Include:

•                  Third quarter net income highest in history

•                  119% year-to-year increase in net income

•                  Total assets climb 56% to all time high

•                  Total deposits rise 41% to all time high

•                  Net loans increase 54% to all time high

•                  Company raises $20 million in capital through trust preferred securities

CENTURY CITY, CALIFORNIA, OCTOBER 6, 2005—First Regional Bancorp (Nasdaq-NM: FRGB) today reported record third quarter operating results, with three- and nine-month net income advancing by 119% and 174%, respectively, to reach the highest period totals in company history.

For the three months ended September 30, 2005, net income totaled $7.0 million, more than doubling from $3.2 million in the corresponding quarter of 2004, and eclipsing the previous all-time high achieved in this year’s second quarter.  Diluted earnings per share surged to $1.63 per diluted share, more than double the $0.79 per diluted share recorded in the year-earlier period.

Net income for the initial three quarters of 2005 advanced to $18.6 million, equal to $4.34 per diluted share, which compares with $6.8 million, or $1.80 per diluted share, posted in the first nine months of 2004.

The company also announced sharp increases in total assets, total deposits and net loans, all of which reached record levels at the close of the most recent quarter.  Assets advanced 56% to $1.6 billion from $1.1 billion at September 30, 2004.  Net loans climbed to $1.5 billion, an increase of 54% from $973 million at the conclusion of the like quarter in 2004, while deposits rose to $1.3 billion, a 41% increase from $949 million one year earlier.

Jack A. Sweeney, Chairman and Chief Executive Officer, stated: “First Regional’s record operating results speak for themselves.  We continue to execute our proven business strategy, which has led to our excellent performance and, in turn, has resulted in a sharp increase in shareholder value over the past several years.”

Mr. Sweeney continued:  “Clearly, our company’s consistent growth has reflected strong performance in the California real estate sector, a major component of our business and a significant factor in our loan growth.  Further, the series of interest rate increases by the Federal Reserve has had a favorable impact on our results by improving our bank’s net interest margins.  Finally, the sustained growth of our institution has led to economies of scale that improve our efficiency and thus benefit our bottom line.”

Mr. Sweeney noted: “Last week, we announced that First Regional successfully concluded a pooled issuance of $20 million in trust preferred securities.  The proceeds of this offering will further fortify our capital base and will support First Regional’s continued growth.”

Mr. Sweeney concluded:  “Looking forward, we remain optimistic about our prospects, but are alert for potential challenges ahead.  While the economy continues to grow steadily, unpredictable events such as rising oil prices, natural disasters like Hurricane Katrina, changes in economic conditions, and the effects of such events on corporate and consumer confidence can influence future performance.  Our management team is mindful of these and other risk factors, and along with our dedicated and capable staff will continue to focus on the disciplined execution of First Regional’s business plan.  We are confident about our course and anticipate reporting a successful 2005.”

First Regional Bancorp is a bank holding company headquartered in Century City, California.  Its subsidiary, First Regional Bank, specializes in providing businesses and professionals with the management expertise of a major bank and the personalized service of an independent.

# # #

CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)

	(000’s omitted)
As of September 30	2005	2004

ASSETS:
Cash and due from banks	$102,858	$67,320
Investment securities	7,870	5,968
Funds sold	0	430
Federally guaranteed loans	6,634	6,924
Other loans, net	1,488,289	966,655
Premises and equipment	3,645	2,580
Other real estate owned	0	0
Other assets	35,438	20,630

Total assets	$1,644,734	$1,070,507

LIABILITIES AND CAPITAL:
Demand deposits	$441,916	$358,816
Savings deposits	47,667	35,568
Money market deposits	672,852	412,639
Time deposits	178,279	142,035

Total deposits	1,340,714	949,058

Funds purchased	0	0
Federal Home Loan Bank advances	135,000	20,000
Subordinated debentures	61,857	35,559
Other liabilities	10,041	7,490

Total liabilities	1,547,612	1,012,107

Stated capital	48,518	32,662
Retained earnings	48,630	25,737
Net unrealized gains (losses) on available-for-sale securities	(26)	1

Total capital	97,122	58,400

Total liabilities and capital	$1,644,734	$1,070,507

Book value per share outstanding	$24.08	$16.96

Total shares outstanding	4,032,518	3,442,655

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	(000’s omitted)		(000’s omitted)
	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004

Interest and fees on loans	$28,582	$14,343	$73,166	$37,031
Interest on funds sold	19	47	148	110
Interest on securities	63	22	214	51

Revenue from earning assets	28,664	14,412	73,528	37,192

Interest on deposits	4,629	1,532	9,787	3,696
Interest on subordinated debentures	639	477	1,759	1,306
Interest on FHLB advances	1,077	109	2,793	364
Interest on funds purchased	3	0	4	2

Cost of funds	6,348	2,118	14,343	5,368

	22,316	12,294	59,185	31,824

Provision for loan losses	1,505	1,100	4,205	2,902

Net revenue from earning assets	20,811	11,194	54,980	28,922

Other revenue	1,690	1,333	4,746	3,885

Salaries and related benefits	6,437	4,452	17,327	13,693
Occupancy expense	597	427	1,991	1,280
Equipment expense	308	250	788	633
Promotion expense	140	91	374	252
Professional service expense	632	543	1,836	1,578
Customer service expense	355	246	1,043	672
Supply/communication expense	257	237	794	673
Other operating expenses	1,613	829	3,221	2,430

Total operating expenses	10,339	7,075	27,374	21,211

Income before provision for taxes	12,162	5,452	32,352	11,596

Provision for income taxes	5,158	2,260	13,731	4,803

Net income	$7,004	$3,192	$18,621	$6,793

	(000’s omitted)		(000’s omitted)
	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004

Net income per share
Basic	$1.74	$0.93	$4.64	$2.09
Diluted	$1.63	$0.79	$4.34	$1.80

Average shares outstanding	4,026,210	3,436,790	4,014,381	3,257,946
Diluted average shares	4,304,677	4,185,222	4,287,438	4,003,958

Average equity	$93,420	$57,102	$86,854	$49,632
Average assets	$1,536,143	$1,026,406	$1,407,063	$920,774
Return on average equity (%)	29.74	22.18	28.66	18.30
Return on average assets (%)	1.81	1.23	1.77	0.99
Efficiency ratio (%)	43.07	51.92	42.82	59.40
Number of employees	219	178
Assets per employee (000s)	$7,510	$6,014

CREDIT QUALITY

Beginning reserve for loan losses (000s)	$14,817	$9,035	$11,825	$7,800
Loan loss provisions	1,505	1,100	4,205	2,902
Loan recoveries	0	0	130	113
Loan chargeoffs	0	0	35	515
Net change in allowance for unfunded loan commitments	-47	-51	150	-216
Ending reserve for loan losses (000s)	$16,275	$10,084	$16,275	$10,084

Nonperforming assets (000s)	$872	$49
Nonperforming assets / gross loans (%)	0.06	0.00
Reserve for loan losses / nonperforming assets (%)	1866.40	20579.59
Reserve for loan losses / gross loans (%)	1.08	1.03

	(000s omitted)
	For the Three Months Ended September 30,
	2005			2004
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross loans	$1,440,304	$28,582	7.87	$947,181	$14,343	6.01
Funds sold	2,183	19	3.45	13,164	47	1.42
Investment securities	11,428	63	2.19	7,170	22	1.22
Total earning assets	$1,453,915	$28,664	7.82	$967,515	$14,412	5.91

Deposits	$1,270,378	$4,629	1.45	$900,978	$1,532	0.67
Federal Home Loan Bank advances	120,761	1,077	3.54	27,935	109	1.55
Subordinated debentures	41,910	639	6.05	35,559	477	5.32
Funds purchased	102	3	11.67	42	0	0.00
Total bearing liabilities	$1,433,151	$6,348	1.76	$964,514	$2,118	0.87

Net interest spread (1)			6.06			5.04

Net interest margin (2)			6.09			5.04

(1) Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2) Net interest margin represents net interest income divided by average earning assets.

	(000s omitted)
	For the Nine Months Ended September 30,
	2005			2004
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross Loans	$1,309,550	$73,166	7.47	$847,178	$37,031	5.84
Funds Sold	7,716	148	2.56	12,710	110	1.16
Investment Securities	12,510	214	2.29	6,347	51	1.07
Total Earning Assets	$1,329,776	$73,528	7.39	$866,235	$37,192	5.74

Deposits	$1,148,602	$9,787	1.14	$791,837	$3,696	0.62
Federal Home Loan Bank Advances	122,652	2,793	3.04	41,505	364	1.17
Subordinated Debentures	41,465	1,759	5.67	35,559	1,306	4.91
Funds Purchased	155	4	3.45	422	2	0.63
Total Bearing Liabilities	$1,312,874	$14,343	1.46	$869,323	$5,368	0.83

Net Interest Spread (1)			5.93			4.91

Net Interest Margin (2)			5.95			4.91

(1) Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2) Net interest margin represents net interest income divided by average earning assets.

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.